SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021 (August 18, 2021)

GLADSTONE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

(703) 287-5800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	GLEEU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	GLEE	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GLEEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01.	Other Events.

As previously disclosed on a Current Report on Form 8-K, dated August 10, 2021, Gladstone Acquisition Corporation (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Common Stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

As also previously disclosed, simultaneously with the closing of the IPO and the issuance and sale of the Units, (i) the Company consummated the private placement of 4,200,000 private placement warrants (the “Private Placement Warrants”) to Gladstone Sponsor, LLC, each exercisable to purchase one share of Common Stock at $11.50 per share, subject to adjustment, at a price of $1.00 per Private Placement Warrant, generating total proceeds of $4,200,000 and (ii) the Company consummated the private placement to EF Hutton, division of Benchmark Investments, LLC (the “Underwriter”), of 200,000 shares of Common Stock ( “Representative Shares”) for nominal consideration.

Of the proceeds the Company received from the IPO, the sale of the Private Placement Warrants and the sale of the Representative Shares, $102.0 million, or $10.20 per Unit issued in the IPO, was deposited into a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Subsequently, on August 10, 2021, the Underwriter exercised the over-allotment option in part, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Units”), additional Private Placement Warrants (the “Over-Allotment Private Placement Warrants”) and additional Representative Shares (the “Over-Allotment Representative Shares”) occurred on August 18, 2021. The total aggregate issuance by the Company of 492,480 Over-Allotment Units, 98,496 Over-Allotment Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant and 9,850 Over-Allotment Representative Shares for nominal consideration resulted in total gross proceeds of $5,023,296 (the “Over-Allotment Proceeds”).

The Over-Allotment Proceeds were placed in a trust account established for the benefit of the Company’s public stockholders, and added to the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants and Representative Shares at the IPO; upon closing of the over-allotment in part, there was an aggregate of approximately $107,023,296, or $10.20 per issued and outstanding Unit, in the trust account. Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option in part.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Pro Forma Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2021	Gladstone Acquisition Corporation

	By:	/s/ Michael LiCalsi
Name: Michael LiCalsi Title: General Counsel & Secretary

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